Exhibit k.12
SIXTH AMENDMENT TO CREDIT AGREEMENT
     This Sixth Amendment to Credit Agreement (the “Amendment”) is made and effective as of June 20, 2010, by and among TORTOISE ENERGY CAPITAL CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, and BANK OF AMERICA, N.A., a national banking association (each a “Bank” and, collectively, the “Banks”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”), as agent for the Banks hereunder (in such capacity, the “Agent”), and as lead arranger hereunder (in such capacity, the “Lead Arranger”). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.
Preliminary Statements
     (a) The Banks and the Borrower are parties to that certain Credit Agreement dated as of March 22, 2007, as amended by the First Amendment to Credit Agreement dated as of May 29, 2007, as further amended by the Second Amendment to Credit Agreement dated as of October 31, 2007, as further amended by the Third Amendment to Credit Agreement dated as of March 21, 2008, as further amended by the Fourth Amendment to Credit Agreement dated as of March 20, 2009, and as further amended by the Fifth Amendment to Credit Agreement dated as of June 20, 2009 (as so amended, and as the same may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).
     (b) The Borrower has requested to renew and extend the term of the Credit Agreement until June 20, 2011, reduce the amount of the total credit facility, and to make certain modifications to the terms of the Credit Agreement as set forth in the Amendment.
     (c) The Banks are willing to agree to the foregoing requests, subject, however, to the terms, conditions and agreements set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Modification to Section 1.1 Definitions. The following definition set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:
     “Termination Date” means June 20, 2011; provided, however, if such day is not a Business Day, the Termination Date shall be the immediately preceding Business Day.
     2. Decrease in Revolving Credit Facility. The reference to “$40,000,000” in Section 2.1 of the Credit Agreement is hereby deleted and is hereby replaced with “$35,000,000”.
     3. Modification to Section 2.2(a). The second paragraph of Section 2.2(a) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:
          Notwithstanding anything herein to the contrary, on or after June 20, 2010, the Borrower may increase the total amount of this credit facility, as such amount is provided in Section 2.1 above, in an aggregate principal amount of up to $10,000,000 (for a total credit facility in an aggregate principal amount of up to $45,000,000) subject to the arrangement of additional commitments with financial institutions acceptable to the Borrower and the Agent; provided that in each case (1) no Bank will be required to increase its Revolving Credit Loan Commitment, (2) the Agent shall have no responsibility to arrange any such additional commitments unless the Agent shall consent to such undertaking in a prior writing; and in any event, the Agent’s responsibility to arrange any additional commitments shall be subject to such conditions, including, but not limited to, fee arrangements, as the Agent may provide in connection therewith, (3) there is no continuing Default or Event of Default, and (4) the conditions to making a Revolving Credit Loan, as provided in Section 4.3(a) below, are satisfied.
     4. Modification to Section 3.1(a). All references to “2.00%” in Section 3.1(a) of the Credit Agreement are hereby deleted and are hereby replaced with “1.25%”.
     5. Modification to Section 3.1(c). The reference to “0.250%” in Section 3.1(c) of the Credit Agreement is hereby deleted and is hereby replaced with “0.200%”.
     6. Modification to Section 6.1(m). Section 6.1(m) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:
     (m) Credit Rating. The Borrower shall maintain a minimum unsecured credit rating with respect to the Senior Notes of “A” by Fitch, Inc. (or an equivalent nationally recognized statistical rating organization).
     7. Modification to Exhibit A. Exhibit A as attached to the Credit Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit A, attached to this Amendment.
     8. New Notes. Contemporaneously with the execution and delivery of this Amendment, the Borrower, as maker, shall execute and deliver (a) a new revolving credit note, in the stated principal amount of $20,000,000, in favor of U.S. Bank National Association, as payee (the “New U.S. Bank Note”), which New U.S. Bank Note shall amend, restate and replace the Note dated as of March 20, 2009, from the Borrower, as maker, to U.S. Bank National Association, as payee, in the stated principal amount of $30,000,000 (the “Old U.S. Bank Note”), and which New U.S. Bank Note, as the same may be amended, renewed, restated, replaced or consolidated from time to time, shall be a “Revolving Credit Note” referred to in the Credit Agreement; and (b) a new revolving credit note, in the stated principal amount of $15,000,000, in favor of Bank of America, N.A., as payee (the “New Bank of America Note”), which New Bank of America Note shall amend, restate and replace the Note dated as of June 20, 2009, from the Borrower, as maker, to Bank of America, N.A., as payee, in the stated principal amount of $10,000,000 (the “Old Bank of America Note”), and which New Bank of America Note, as the same may be amended, renewed, restated, replaced or consolidated from time to time, shall be a “Revolving Credit Note” referred to in the Credit Agreement.
     9. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.
     10. Conditions Precedent to Amendment. Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:
Sixth Amendment to Credit Agreement — Page 2

     (a) Amendment. This Amendment;
     (b) New U.S. Bank Note. The New U.S. Bank Note;
     (c) New Bank of America Note. The New Bank of America Note;
     (d) Form U-1. A Form U-1 for the Borrower whereby, among other things, (i) the maximum principal amount of Revolving Credit Loans that may be outstanding from time to time under the Credit Agreement is noted as being $35,000,000, and (ii) the Borrower concurs (and the Borrower does hereby concur) with the assessment of the market value of the margin stock or other investment property described in the attachment to such Form U-1 as of the date provided in such attachment;
     (e) Secretary’s Certificate. A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Agent that, among other things, (i) attached thereto as an exhibit is a true and correct copy of the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in this Amendment and the execution, delivery and performance by the Borrower of any documents related to this Amendment, (ii) the articles of incorporation and by-laws of the Borrower as delivered to the Agent pursuant to the Secretary’s Certificate dated June 20, 2009 from the Borrower’s secretary remain in full force and effect and have not been amended or otherwise modified or revoked, and (iii) attached thereto as exhibits are certificates of good standing, each of recent date, from the Secretary of State of Maryland and the Secretary of State of Kansas, certifying the good standing and authority of the Borrower in such states as of such dates; and
     (f) Other Documents. Such other documents as the Agent may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.
     11. No Other Amendments; No Waiver of Default. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms. By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.
     12. Expenses. The Borrower agrees to pay and reimburse the Agent and/or the Banks for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Agent and the Banks.
     13. Counterparts; Fax Signatures. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.
     14. Governing Law. This Amendment shall be governed by the same law that governs the Credit Agreement.
Sixth Amendment to Credit Agreement — Page 3

K.S.A. §16-118 Required Notice. This statement is provided pursuant to K.S.A. §16-118: “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:
NONE.
     The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:
Creditor: __________
Creditor: __________
Debtor: ___________
[signature page(s) to follow]
Sixth Amendment to Credit Agreement — Initial Page

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY CAPITAL CORPORATION, the Borrower
By:	/s/ Terry Matlack
	Name:	Terry Matlack
	Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Bank
By:	/s/ Colleen S. Hayes
	Name:	Colleen S. Hayes
	Title:	Vice President

BANK OF AMERICA, N.A. as a Bank
By:	/s/ Jeffrey P. Yoakum
	Name:	Jeffrey P. Yoakum
	Title:	Senior Vice President

Sixth Amendment to Credit Agreement — Signature Page

EXHIBIT A
(Banks and Commitments)

	Revolving
	Credit Loan	Swingline Loan
	Commitment	Commitment	Bank’s Total	Bank’s Pro-Rata
Bank	Amount	Amount*	Commitment Amount	Percentage
U.S. Bank National Association	$20,000,000	$5,000,000	$20,000,000	0.57142857142857
Bank of America, N.A.	$15,000,000	0	$15,000,000	0.42857142857143

TOTALS:	$35,000,000	$5,000,000	$35,000,000	1.00000000000000

*	As more particularly described in the Agreement, the Swingline Loan Commitment is a subcommitment under the Revolving Credit Loan Commitments. Accordingly, extensions of credit under the Swingline Loan Commitment act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available under the Revolving Credit Loan Commitments.
Sixth Amendment to Credit Agreement — Exhibit A